                                                                      EXHIBIT 11
                                                                      ----------

                     INTIMATE BRANDS, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)



                                                                Thirteen Weeks Ended
                                                      ----------------------------------------
                                                          November 1,          November 2,
                                                             1997                 1996
                                                      -------------------  -------------------
Net income                                                     $ 35,434             $ 27,195
                                                      ===================  ===================

Common shares outstanding:

 Weighted average                                               252,700              252,700

 Dilutive effect of stock options                                 1,222                  355

 Weighted average treasury shares                                  (127)                  (8)
                                                      -------------------  -------------------

 Weighted average used to calculate
    net income per share                                        253,795              253,047
                                                      ===================  ===================

Net income per share                                           $    .14             $    .11
                                                      ===================  ===================


                                                             Thirty-nine Weeks Ended
                                                    ----------------------------------------
                                                        November 1,          November 2,
                                                           1997                 1996
                                                    -------------------  -------------------
Net income                                                   $129,330             $100,490
                                                    ===================  ===================

Common shares outstanding:

 Weighted average                                             252,700              252,700

 Dilutive effect of stock options                                 836                  279

 Weighted average treasury shares                                (150)                  (6)
                                                    -------------------  -------------------

 Weighted average used to calculate
    net income per share                                      253,386              252,973
                                                    ===================  ===================

Net income per share                                         $    .51             $    .40
                                                    ===================  ===================